Exhibit 10.16

SAR AGREEMENT FOR NON-EMPLOYEE DIRECTORS

UNDER

TEXAS INDUSTRIES, INC. 2003 STOCK APPRECIATION RIGHTS AGREEMENT

Pursuant to its 2003 Share Appreciation Rights Plan, TEXAS INDUSTRIES, INC. (the “Company”), effective this      day of                      , 20     , hereby grants to                              (“Participant”) a SAR with respect to                      shares of the Common Capital Stock, $1.00 par value, of the Company on the terms and conditions hereinafter set forth.

ARTICLE I

Definitions

All defined terms used herein that are not otherwise defined in this Agreement are as defined in the Texas Industries, Inc. 2003 Stock Appreciation Rights Plan.

ARTICLE II

Term of SAR and Exercise

(a)	The term of this SAR shall commence one (1) year from the Effective Date and shall terminate, unless sooner terminated by the terms of the Plan or of this Agreement, at:

(i)	the close of the Company’s business on the day preceding the tenth anniversary of the Effective Date, if the Company is open for business on such day; or

(ii)	the close of the Company’s business on the next preceding day that the Company is open for business.

(b)	Subject to the terms of the Plan, this SAR may be exercised, at the times and in the amounts set forth on Schedule 1, by delivery of written notice of exercise as provided in Article III hereof, unless this SAR shall cease to be exercisable at an earlier date pursuant to Article IV hereof.

(c)	The right to exercise SARs is cumulative so that the Grantee may exercise during any of the periods stated above those quantities of SARs which the Grantee was entitled to exercise but did not exercise during any preceding period.

ARTICLE III

Method of SAR Exercise

(a)	In order to exercise this SAR, the Grantee must deliver or mail to the Vice President-Accounting and Information Services of the Company or such person as may be designated by such officer a written notice indicating: (i) the intent to exercise this SAR; and (ii) the number of SARs to which such exercise relates.

(b)	Within thirty (30) days after the Exercise Date, the Company will pay to Grantee in U.S. Dollars the Net Appreciation value of the exercised SAR, less any applicable tax withholdings.

ARTICLE IV

Termination of SAR

(a)	If the Grantee shall cease, for reason of death, to be a Director of the Company during the term of the SAR, the Grantee or Successor of the Grantee may exercise the SAR until the earlier of (i) the expiration of the term of the SAR; or (ii) a period not to exceed one (1) year following such cessation of service as a Director of the Company.

(b)	If the Grantee shall cease, for a reason other than death or Misconduct, to serve as a director of the Company during the term of the SAR, the Grantee may exercise the SAR (to the extent that Grantee was entitled to do so at the date of cessation of service as a director) until the earlier of: (i) the expiration of the term of the SAR; or (ii) a period not to exceed ninety (90) days following such cessation of service as a director.

(c)	In the event of the cessation of service as a director on account of Misconduct or other acts detrimental to the interests of the Company or a Subsidiary, this SAR and any and all rights hereunder shall automatically terminate as of the date of such cessation of service.

(c)	If the Grantee shall cease for any reason whatsoever to serve as a director of the Company within one (1) year of the Effective Date of the SAR, the SAR shall terminate immediately upon cessation of service.

(d)	In no event shall any SAR or installment granted herein become exercisable by the Grantee or Successor of the Grantee at any time after the date the Grantee ceases to serve as a director of the Company, for any reason whatsoever, unless such SAR or installment hereunder is then exercisable at the date of such cessation of service.

(e)	Except as otherwise herein provided, exercise of this SAR or any installment hereunder by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of this Agreement.

ARTICLE V

Adjustment upon changes in Capitalization

The aggregate number of SARs granted to Grantee under this Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any stock dividend, stock split or similar event and may, in the sole discretion of the Board, be similarly adjusted for any capital adjustment (including a reclassification of shares or recapitalization or reorganization of the Company) or the distribution to holders of shares of Common Stock of rights, warrants, assets or evidences of indebtedness.

ARTICLE VI

Other Terms

(a)	Grantee understands nothing in this Agreement or the Plan shall confer on Grantee any right to continue in the service as a director of the Company or interfere in any way with the right of the Board of Directors of the Company to terminate his or her service as a director at any time, with or without cause, notwithstanding the possibility that the number of SARs exercisable by Grantee under this Agreement thereby be reduced or eliminated.

(b)	Subject to Article IV of this Agreement, this SAR shall be non-transferable and non-assignable except by will and by the law of descent and distribution. During the Grantee’s lifetime, this SAR may be exercised only by the Grantee.

(c)	As a condition of the granting of this SAR, the Grantee or Successor of the Grantee agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of this Agreement shall be final and binding and conclusive, for all purposes, upon the Company, the Grantee or the Successor of the Grantee.

(d)	Any notice given by the Company to the Grantee shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be deemed to have familiarized himself/herself with all matters contained herein and in the Plan which may affect any of the Grantee’s rights and privileges hereunder.

(e)	This Agreement is subject to the Plan and its terms and provisions (including any subsequent amendments thereto) which Plan and its terms and provisions are by this reference hereby incorporated herein. In the event of a conflict between any term or provision contained herein and a term or a provisions of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused this Agreement to be executed as of the Effective Date, and Grantee has accepted the terms and provisions thereof.

TEXAS INDUSTRIES, INC.

By
Vice President

ACCEPTED:

By
Grantee

SCHEDULE I

SAR Grant effective .

, Grantee.

EXERCISE SCHEDULE

The SAR shall become exercisable in accordance with the following schedule:

Date on and After Which SAR is Exercised	% of Total Shares Subject to SAR Which May Be Purchased
Date of Grant of SAR	October 21, 2003
1st Anniversary of Grant Date	20%
2nd Anniversary of Grant Date	40%
3rd Anniversary of Grant Date	60%
4th Anniversary of Grant Date	80%
5th Anniversary of Grant Date	100%

The foregoing schedule may be accelerated in the event of a change of control as provided in Section 5.4 of the Plan.